SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 17, 2004 MIKROS SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)


	Delaware	2-67918-NY	14-1598200
(State or Other Jurisdiction
of Incorporation)
(Commission File Number)
(IRS Employer Identification No.)


707 Alexander Road, Building Two, Suite 208, Princeton, NJ	  08540
(Address of Principal Executive Offices)
(Zip Code)




(609) 987-1513
(Registrant's telephone number, including area code)



(Former Name or Former Address, if Changed Since Last Report)

 Item 4.	  Change in Registrant's Certifying Accountant.

On February 17, 2004, Mikros Systems Corporation (the "Company") accepted the resignation of Lipman, Selznick & Witkowski ("Lipman") as the Company's independent auditors and has engaged the services of Beard Miller Company LLP as independent auditors.
The change in auditors was effective February 17, 2004. This determination was approved by the
 Company's Board of Directors. Beard Miller Company LLP will audit the financial statements of the
 Company for the fiscal year ending December 31, 2003.
During the two most recent fiscal years of the Company ended December 31, 2002 and the subsequent interim period, there were no disagreements between the Company and
 Lipman on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to Lipman's satisfaction, would have caused Lipman to make reference to the subject matter of the disagreement in connection with its reports. Lipman's prior audit report on the Company's financial statements for each of the two most recent fiscal years in the period ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, with the exemption of a going concern matter, audit scope, or accounting principles. A letter from Lipman addressed to the Securities and Exchange Commission stating their agreement with certain of the above statements is attached as Exhibit 16.1.
During the two most recent fiscal years of the Company ended December
31, 2002, and the
 subsequent interim period the Company did not consult with Beard Miller Company LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

Item 7. 	Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits.
Exhibit No.			Description of Exhibits
16.1	Letter dated April 29, 2004 from Lipman, Selznick & Witkowski regarding change
in certifying accountant.





SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIKROS SYSTEMS CORPORATION
By: /s/ Thomas J. Meaney
Thomas J. Meaney, President
(Principal Executive Officer and    Principal Financial Officer)
Date:  April 29, 2004








Exhibit 16.1

April 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Gentlemen:
We have read Item 4 of the amended  Form 8-K dated February 17, 2004, of  Mikros Systems
Corporation and are in agreement with the statements contained in paragraph two and the second sentence in paragraph one on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Lipman Selznick & Witkowski